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                                                                    EXHIBIT 4(j)

                      RESALE REGISTRATION RIGHTS AGREEMENT


                                     between

                         ANADARKO PETROLEUM CORPORATION

                                       and

                              LEHMAN BROTHERS INC.








                           DATED AS OF MARCH 13, 2001


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                 RESALE REGISTRATION RIGHTS AGREEMENT, dated as of March 13,
2001, between Anadarko Petroleum Corporation, a Delaware corporation (together with any successor entity, herein referred to as the "COMPANY"), and Lehman Brothers Inc., as initial purchaser (the "INITIAL PURCHASER") under the Purchase Agreement (as defined below).

                 Pursuant to the Purchase Agreement, dated as of March 8, 2001, between the Company and the Initial Purchaser (the "PURCHASE AGREEMENT"), the Initial Purchaser has agreed to purchase from the Company $650,000,000 in aggregate principal amount of Zero Yield Puttable Contingent Debt Securities (ZYP-CODESSM) due 2021 (the "SECURITIES"). The Securities will be convertible into fully paid, nonassessable shares of common stock, par value $0.10 per share, of the Company (the "COMMON STOCK") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchaser to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement pursuant to Section 3(m) of the Purchase Agreement.

                 The parties hereby agree as follows:

                 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                 "AGREEMENT":  This Resale Registration Rights Agreement.

                 "BROKER-DEALER": Any broker or dealer registered under the Exchange Act.

                 "BUSINESS DAY": The definition of "Business Day" in the Indenture.

                 "CLOSING DATE":  The date of this Agreement.

                 "COMMISSION":  Securities and Exchange Commission.

                 "COMMON STOCK":  As defined in the preamble hereto.

                 "DAMAGES PAYMENT DATE":  Each March 1 and September 1.

                 "EFFECTIVENESS PERIOD": As defined in Section 2(a)(iii) hereof.

                 "EFFECTIVENESS TARGET DATE": As defined in Section 2(a)(ii) hereof.

                 "EXCHANGE ACT":  Securities Exchange Act of 1934, as amended.

                 "HOLDER": A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

                 "HOLDER QUESTIONNAIRE": As defined in Section 2(b) hereof.

                 "INDEMNIFIED HOLDER": As defined in Section 6(a) hereof.

                 "INDENTURE": The Indenture, dated as of March 8, 2001 (the "BASE INDENTURE"), as supplemented by the First Supplemental Indenture, dated as of March 13, 2001 (the "SUPPLEMENTAL INDENTURE"), in each case, between the Company and The Bank of New York, as trustee (the "TRUSTEE"), pursuant to which the Securities are to be issued, as such Indenture is further amended, modified or supplemented from time to time in accordance with the terms thereof.

                 "INITIAL PURCHASER": As defined in the preamble hereto.

                 "COMPANY": As defined in the preamble hereto.

                 "LIQUIDATED DAMAGES": As defined in Section 3(a) hereof.

                 "MAJORITY OF HOLDERS": Holders holding over 50% of the
     aggregate principal amount of Securities outstanding; provided that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and issued upon
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                                                                               3

     conversion of the Securities shall be deemed to hold an aggregate principal amount of Securities (in addition to the principal amount of Securities held by such holder) equal to the quotient of (x) the number of such shares of Common Stock held by such holder and (y) the conversion rate then in effect as determined in accordance with the Indenture.

                 "NASD": National Association of Securities Dealers, Inc.

                 "PERSON": An individual, partnership, corporation, company, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

                 "PURCHASE AGREEMENT": As defined in the preamble hereto.

                 "PROSPECTUS": The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                 "QUESTIONNAIRE DEADLINE": As defined in Section 2(b) hereof.

                 "RECORD HOLDER": With respect to any Damages Payment Date, each Person who is a Holder on the February 15 or August 15 immediately preceding the relevant Damages Payment Date.

                 "REGISTRATION DEFAULT": As defined in Section 3(a) hereof.

                 "SALE NOTICE": As defined in Section 4(d) hereof.

                 "SECURITIES": As defined in the preamble hereto.

                 "SECURITIES ACT": Securities Act of 1933, as amended.

                 "SHELF FILING DEADLINE": As defined in Section 2(a)(i) hereof.

                 "SHELF REGISTRATION STATEMENT": As defined in Section 2(a)(i) hereof.

                 "SUSPENSION NOTICE". As defined in Section 4(c) hereof.

                 "SUSPENSION PERIOD". As defined in Section 4(b)(i) hereof.

                 "TIA": Trust Indenture Act of 1939.

                 "TRANSFER RESTRICTED SECURITIES": Each Security and each share of Common Stock issued upon conversion of Securities until the earlier of:

                           (i) the date on which such Security or such share of
                 Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;



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                                                                               4

                           (ii) the date on which such Security or such share of
                 Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Company pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) without any volume or manner of sale restrictions thereunder; or

                           (iii) the date on which such Security or such share
                 of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

                 "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 2. Shelf Registration.

                 (a) The Company shall:

                           (i) not later than 90 days after the date hereof (the
                 "SHELF FILING DEADLINE"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION STATEMENT"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

                           (ii) use its reasonable commercial efforts to cause
                 the Shelf Registration Statement to be declared effective by the Commission not later than 180 days after the date hereof (the "EFFECTIVENESS TARGET DATE"); and

                           (iii) use its reasonable commercial efforts to keep
                 the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of
                 Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "EFFECTIVENESS PERIOD") of:

                                    (1) two years following the last date of
                           original issuance of Securities; or

                                    (2) such shorter period that will terminate
                           when (x) all of the Holders of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto, (y) all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities of Holders that complete and deliver in a timely manner the


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                                                                               5

                           Holder Questionnaire are registered under the Shelf Registration Statement and have been disposed of in accordance with the Shelf Registration Statement.


                 (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, prior to or on the 20th Business Day after a request therefor (the "QUESTIONNAIRE DEADLINE"), such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws (the form of which request is attached as an Exhibit to the Supplemental Indenture and is referred to herein as the "HOLDER QUESTIONNAIRE"). In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. Holders that do not complete the Holder Questionnaire and timely deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the Company may from time to time reasonably request in writing.

                 3. Liquidated Damages.

                 (a) If:

                           (i) the Shelf Registration Statement is not filed
                 with the Commission prior to or on the Shelf Filing Deadline;

                           (ii) the Shelf Registration Statement has not been
                 declared effective by the Commission prior to or on the Effectiveness Target Date;

                           (iii) except as provided in Section 4(b)(i) hereof,
                 the Shelf Registration Statement is filed and declared
                 effective but, during the Effectiveness Period, shall
                 thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to
                 Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or
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                                                                               6

                           (iv) (A) prior to or on the 45th or 75th day, as the
                 case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period,

(each such event referred to in foregoing clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company hereby agrees to pay liquidated damages ("LIQUIDATED DAMAGES") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing at a rate:

                           (A) in respect of the Securities, to each holder of
                 Securities, (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of the Securities, and (y) with respect to the period commencing on the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the Securities; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the principal amount of the Securities; and

                           (B) in respect of any shares of Common Stock, to each
                 holder of shares of Common Stock issued upon conversion of Securities, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the principal amount of the converted Securities, and (y) with respect to the period commencing the 91st day following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the principal amount of the converted Securities; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the principal amount of the converted Securities.

                 (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Company on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Upon the cure of all Registration Defaults relating to any particular Security or share of Common Stock, the accrual of Liquidated Damages with respect to such Security or share of Common Stock will cease.

                 All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                 The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.
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                 4.        Registration Procedures.

                 (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable commercial efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

                 (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company shall:

                           (i) Subject to any notice by the Company in
                 accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable commercial efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or
                 (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable commercial efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "SUSPENSION PERIOD") if:

                                    (x) an event occurs and is continuing as a
                           result of which the Shelf Registration Statement would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                                    (y) the Company reasonably determines that
                           the disclosure of such event at such time would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole;

                 provided that, in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Company may extend a Suspension Period from 45 days to 75 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.
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                                                                               8

                           (ii) Prepare and file with the Commission such
                 amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus; provided that, in no event will such method(s) of distribution take the form of an Underwritten Offering without the prior agreement of the Company, which agreement will not be unreasonably withheld.

                           (iii) Advise the underwriter(s), if any, and selling
                 Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing, except as provided in clause (D) below:

                                    (A) when the Prospectus or any Prospectus
                           supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                                    (B) of any request by the Commission for
                           amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                                    (C) of the issuance by the Commission of any
                           stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                                    (D) of the existence of any fact or the
                           happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading; provided that such notice need only be provided to underwriters, if any, with respect to an Underwritten Offering of which the Issuer has notice and to selling Holders who have given a Sale Notice as set forth in Section 4(d) hereof who are then entitled to sell Transfer Restricted Securities under the Shelf Registration Statement pursuant to Section 4(d).
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                 If at any time the Commission shall issue any stop order
                 suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable commercial efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the Initial Purchaser and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                           (iv) Furnish to one counsel for the selling Holders
                 and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such holders and underwriter(s), if any, for a period of at least five Business Days (in the case of the Shelf Registration Statement) and two Business Days (in the case of any amendment or supplement thereto), and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object prior to the filing thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

                           (v) Make available at reasonable times for inspection
                 by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act, and cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection therewith; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the selling Holders and any such underwriters by one firm of counsel, which firm shall be Simpson Thacher & Bartlett until another firm shall be designated in writing to the Company by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement; and provided further, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriters, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or
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                 such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

                           (vi) If requested by any selling Holders or the
                 underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation
                 (1) information relating to the "PLAN OF DISTRIBUTION" of the Transfer Restricted Securities, (2) information with respect to the principal amount of Securities or number of shares of Common Stock being sold to such underwriter(s), (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment necessary for Holders to be named as selling Holders in the Prospectus and to allow such Holders to deliver the Prospectus in connection with a sale of their Transfer Restricted Securities, subject to Section 4(b)(i).

                           (vii) Furnish to each selling Holder and each of the
                 underwriter(s), if any, upon their request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

                           (viii) Deliver to each selling Holder and each of the
                 underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii) (D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                           (ix) The Company shall:

                                    (A) upon request, furnish to each selling
                           Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                                          (1) customary officers certificates in
                                    connection with the closing of such
                                    Underwritten Offering;
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                                                                              11

                                          (2) opinions, each dated the date of
                                    such closing, of counsel to the Company
                                    covering such of the matters as are
                                    customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

                                          (3) customary comfort letters, dated
                                    the date of such closing, from the Company's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) to the extent deliverable in accordance with their professional standards, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities;

                                    (B) set forth in full in the underwriting
                           agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 7 of the Purchase Agreement with respect to all parties to be indemnified; and

                                    (C) deliver such other documents and
                           certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause
                           (ix).

                           (x) Before any public offering of Transfer Restricted
                 Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

                           (xi) Cooperate with the selling Holders and the
                 underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

                           (xii) Subject to Section 4(b)(i) hereof, if any fact
                 or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable

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                 commercial efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

                           (xiii) Provide CUSIP numbers for all Transfer
                 Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Securities that are in a form eligible for deposit with The Depository Trust Company.

                           (xiv) Cooperate and assist in any filings required to
                 be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                           (xv) Otherwise use its reasonable commercial efforts
                 to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

                           (xvi) Cause the Indenture to be qualified under the
                 TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable commercial efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                           (xvii) Cause all Conversion Shares covered by the
                 Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

                           (xviii) Provide to each Holder upon written request
                 each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

                 (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

                           (i) such Holder has received copies of the
                 supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

                           (ii) such Holder is advised in writing by the Company
                 that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

                 (d) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Company at least three Business Days prior thereto of any intended distribution of Transfer Restricted Securities pursuant to the Shelf Registration Statement (a "SALE NOTICE"), which notice shall be effective for five Business Days. Each Holder of Transfer Restricted Securities, by accepting the same, agrees to hold any communication by the Company in response to a Sale Notice in confidence. Upon receipt of a Sale Notice, the Company shall inform each Holder in writing of the existence of a Suspension Period or otherwise, of the kind of event described in Section 4(b)(iii)(D).

                 5. Registration Expenses.

                 (a) All expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                           (i) all registration and filing fees and expenses
                 (including filings made by any Initial Purchaser or Holders with the NASD);

                           (ii) all fees and expenses of compliance with federal
                 securities and state Blue Sky or securities laws;

                           (iii) all expenses of printing (including printing of
                 Prospectuses and certificates for the Common Stock to be issued upon conversion of the Securities) and the Company's expenses for messenger and delivery services and telephone;

                           (iv) all fees and disbursements of counsel to the
                 Company and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

                           (v) all application and filing fees in connection
                 with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                           (vi) all fees and disbursements of independent
                 certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                 The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                 (b) In connection with the Shelf Registration Statement required by this Agreement, including any amendment or supplement thereto, and any other documents delivered to any Holders, the Company shall reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared.

                 6. Indemnification and Contribution.

                 (a) The Company shall indemnify and hold harmless each Holder, such Holder's officers and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an "INDEMNIFIED HOLDER"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

                 (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto; or

                 (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Indemnified Holder.

                 (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such officer, employee or controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon:

                 (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto; or

                 (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Company and any such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Holder may otherwise have to the Company and any such officer, employee or controlling person.

                 (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Holders shall have the right to employ one separate firm to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 6 if the Holders seeking indemnification shall have been advised by legal counsel that there may be one or more legal defenses available to such Holders and their officers, employees and controlling persons that are different from or additional to those available to the Issuer, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

                 (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

                 (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

                 (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

                  (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

                 (ii) if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total net gain received by such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such

Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(d) are several and not joint.

                 7. Rule 144A. In the event the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

                 8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

                 (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

                 (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

                 9. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering if approved by the Company as provided in Section 4(b)(ii). In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

                 10. Miscellaneous.

                 (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) Actions Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

                 (c) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise breaches or results in a default under or violation of the provisions hereof. In addition, the Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

                 (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders.

                 (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the
                 records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

                           (ii) if to the Company:

                                Anadarko Petroleum Corporation
                                Anadarko Tower
                                1700 Northcase Drive
                                Houston, Texas 77060
                                Attention: General Counsel
                                Tel:  (281) 875-1101
                                Fax:  (281) 875-2287

                                With a copy to:

                                Andrews & Kurth LLP
                                4200 Chase Tower
                                Houston, Texas 77002
                                Attention:  Michael O'Leary, Esq.
                                Tel:  (713) 220-4360
                                Fax:  (713) 238-7130

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.
 .
                 (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (h) Securities Held by the Company or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                 (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 (k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                      ANADARKO PETROLEUM CORPORATION



                                      By /s/ Albert L. Richey
                                         ---------------------------------------
                                         Name:  Albert L. Richey
                                         Title: Vice President and Treasurer

                                      LEHMAN BROTHERS INC.



                                      By /s/ Greg Pipkin
                                         ---------------------------------------
                                             Authorized Representative